Exhibit 99.1

Contact:	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Public Relations Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2007 SECOND QUARTER EARNINGS

TUPELO, MISSISSIPPI (July 25, 2007) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced results for the second quarter of 2007. Basic earnings per share were $0.42 and diluted earnings per share were $0.41 for the second quarter of 2007, compared to basic earnings per share of $0.45 and diluted earnings per share of $0.44 for the second quarter of 2006. Net income for the second quarter of 2007 was $7,087,000 as compared to $7,043,000 for the second quarter of 2006. During the second quarter of 2006, net income included a negative provision for loan losses of $360,000 as compared to a provision for loan losses of $800,000 for the second quarter of 2007.

“We are pleased with our second quarter results, particularly, our ability to offset the negative provision recorded in the second quarter of 2006 with core sources of revenue and expense control,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “In addition, we completed our offering of 2.76 million shares of our common stock in the second quarter of 2007. As we expected, this decreased both basic and diluted earnings per share for the quarter by $0.02.”

Total assets as of June 30, 2007 were $2.791 billion, representing a 6.9% increase from December 31, 2006 and an 11.5% increase since June 30, 2006. Total loans grew to approximately $1.978 billion at the end of the second quarter of 2007, an increase of 8.3% from $1.827 billion at December 31, 2006 and an increase of 14.3% from $1.730 billion at June 30, 2006. Total deposits grew to $2.223 billion at June 30, 2007, representing a 5.4% increase from December 31, 2006 and a 12.1% increase since June 30, 2006.

Net interest income grew to $21,519,000 for the second quarter of 2007 compared to $20,942,000 for the same period in 2006. Net interest margin declined to 3.66% for the second quarter of 2007 as compared to 3.96% for the second quarter of 2006. On a linked quarter basis, net interest margin was 3.66% for the second quarter of 2007 as compared to 3.67% for the first quarter of 2007.

Noninterest income increased 16.6% to $12,867,000 for the second quarter of 2007 from $11,033,000 for the second quarter of 2006. Increases in fee income from multiple sources, including insurance, mortgage lending, and loan and deposit fees, contributed to the rise in noninterest income.

Noninterest expense was $23,367,000 for the second quarter of 2007, up 5.9% compared to $22,059,000 for the second quarter of 2006.

Credit quality remained strong during the second quarter of 2007. Annualized net charge-offs as a percentage of average loans were 0.06% for the second quarter of 2007, slightly up from 0.04% for the first quarter of 2007 and compared to a net recovery of 0.20% for the second quarter of 2006. As previously mentioned, the second quarter of 2006 was positively impacted by net recoveries of $877,000. Non-performing loans as a percentage of total loans were 0.38% at June

30, 2007, as compared to 0.62% at December 31, 2006 and 0.45% at June 30, 2006. The allowance for loan losses as a percentage of loans was 1.04% at June 30, 2007, as compared to 1.07% at December 31, 2006 and 1.10% at June 30, 2006.

“As previously announced, we consummated our merger with Capital Bancorp, Inc. of Nashville, Tennessee, on July 1, 2007,” stated McGraw. “We welcome the addition of Capital to our team and believe their values, culture and operating philosophy will blend smoothly with ours.”

As of June 30, 2007, Capital Bancorp, Inc. had total assets of approximately $614 million, total loans of $517 million and total deposits of $490 million, and operated seven banking locations in the Nashville, Tennessee metropolitan area.

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Thursday, July 26, 2007, through the Company’s website: www.renasant.com, and through Thompson/CCBN’s individual investor center at www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network websites. The event will be archived on the Company’s website for 90 days. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 866-277-1181 in the United States and entering the participant passcode 24845481. International participants should dial 617-597-5358 and enter the participant passcode 24845481.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. As of July 25, 2007, Renasant has assets of approximately $3.4 billion and operates 70 banking, mortgage and insurance offices in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2007		2006				Q2 2007 - Q2 2006 Percent Variance	For the Six Months Ended June 30,
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2007	2006	Percent Variance
Statement of earnings
Interest income - taxable equivalent basis	$44,399	$42,534	$41,654	$40,916	$38,437	$36,632	15.51	$86,933	$75,069	15.80

Interest income	$43,541	$41,710	$40,809	$40,070	$37,597	$35,817	15.81	$85,251	$73,414	16.12
Interest expense	22,022	21,049	19,899	18,367	16,655	15,309	32.22	43,071	31,964	34.75

Net interest income	21,519	20,661	20,910	21,703	20,942	20,508	2.76	42,180	41,450	1.76

Provision for loan losses	800	750	800	900	(360)	1,068	(322.22)	1,550	708	118.93

Net interest income after provision	20,719	19,911	20,110	20,803	21,302	19,440	(2.74)	40,630	40,742	(0.27)

Service charges on deposit accounts	4,919	4,844	4,809	4,686	4,527	4,424	8.66	9,763	8,951	9.07
Fees and commissions on loans and deposits	4,122	3,728	3,530	3,662	3,659	3,003	12.65	7,850	6,662	17.83
Insurance commissions and fees	918	810	868	975	868	822	5.76	1,728	1,690	2.25
Trust revenue	618	567	625	630	630	630	(1.90)	1,185	1,260	(5.95)
Gain (loss) on sale of securities	(1)	79	—	—	4	21	(125.00)	78	25	212.00
Gain on sale of mortgage loans	1,225	1,146	1,034	1,029	674	760	81.75	2,371	1,434	65.34
Other	1,066	1,503	898	731	671	1,773	58.87	2,569	2,444	5.11

Total non-interest income	12,867	12,677	11,764	11,713	11,033	11,433	16.62	25,544	22,466	13.70

Salaries and employee benefits	13,083	12,927	12,234	13,013	12,301	12,212	6.36	26,010	24,513	6.11
Occupancy and equipment	2,836	2,731	2,773	2,788	2,688	2,786	5.51	5,567	5,474	1.70
Data processing	1,265	1,202	1,124	1,122	1,053	982	20.13	2,467	2,035	21.23
Amortization of intangibles	391	394	396	398	414	431	(5.56)	785	845	(7.10)
Other	5,792	5,247	5,484	5,724	5,603	5,480	3.37	11,039	11,083	(0.40)

Total non-interest expense	23,367	22,501	22,011	23,045	22,059	21,891	5.93	45,868	43,950	4.36

Income before income taxes	10,219	10,087	9,863	9,471	10,276	8,982	(0.55)	20,306	19,258	5.44
Income taxes	3,132	3,125	2,914	2,839	3,233	2,481	(3.12)	6,257	5,714	9.50

Net income	$7,087	$6,962	$6,949	$6,632	$7,043	$6,501	0.62	$14,049	$13,544	3.73

Basic earnings per share	$0.42	$0.45	$0.45	$0.43	$0.45	$0.42	(6.67)	$0.86	$0.87	(1.15)
Diluted earnings per share	0.41	0.44	0.44	0.42	0.44	0.41	(6.82)	0.85	0.86	(1.16)

Average basic shares outstanding	17,029,781	15,554,515	15,534,907	15,529,002	15,504,993	15,455,763	9.83	16,296,223	15,482,279	5.26
Average diluted shares outstanding	17,292,914	15,865,906	15,917,314	15,904,213	15,832,310	15,743,906	9.23	16,578,103	15,792,869	4.97

Common shares outstanding	18,356,974	15,560,006	15,536,475	15,531,611	15,521,611	15,496,004	18.27	18,356,974	15,521,611	18.27
Cash dividend per common share	$0.160	$0.160	$0.160	$0.160	$0.153	$0.153	4.35	$0.320	$0.307	4.35

Performance ratios
Return on average shareholders’ equity	9.74%	11.05%	10.79%	10.70%	11.68%	11.00%		10.35%	11.34%
Return on average shareholders’ equity, excluding amortization expense	10.07%	11.44%	11.17%	11.09%	12.10%	11.44%		10.70%	11.77%
Return on average assets	1.04%	1.06%	1.07%	1.05%	1.14%	1.07%		1.05%	1.11%
Return on average assets, excluding amortization expense	1.07%	1.10%	1.11%	1.08%	1.18%	1.12%		1.09%	1.15%

Net interest margin (FTE)	3.66%	3.67%	3.78%	4.02%	3.96%	3.99%		3.66%	3.98%
Yield on earning assets (FTE)	7.25%	7.27%	7.23%	7.29%	7.00%	6.86%		7.26%	6.93%
Average earning assets to average assets	89.74%	89.13%	88.95%	88.46%	88.66%	88.16%		89.49%	88.45%
Average loans to average deposits	87.00%	86.12%	87.91%	86.55%	85.06%	85.66%		86.65%	85.47%

Noninterest income (less securities gains/ losses) to average assets	1.89%	1.92%	1.82%	1.85%	1.78%	1.88%		1.90%	1.83%
Noninterest expense to average assets	3.43%	3.43%	3.40%	3.63%	3.56%	3.61%		3.43%	3.59%
Net overhead ratio	1.54%	1.51%	1.58%	1.79%	1.78%	1.73%		1.52%	1.76%
Efficiency ratio (FTE)	66.30%	65.87%	65.67%	67.26%	67.22%	66.83%		66.09%	67.03%

*	Percent variance not meaningful

Share and per share amounts have been restated to reflect the three-for-two stock split issued August 28, 2006

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2007		2006				Q2 2007 - Q2 2006 Percent Variance	For the Six Months Ended June 30,
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2007	2006	Percent Variance
Average balances
Total assets	$2,735,556	$2,663,515	$2,569,719	$2,517,189	$2,485,527	$2,456,602	10.06	$2,698,373	$2,471,384	9.18
Earning assets	2,454,953	2,373,908	2,285,878	2,226,598	2,203,677	2,165,821	11.40	2,414,653	2,185,848	10.47
Securities	476,742	444,420	439,383	446,098	448,905	412,670	6.20	460,669	431,883	6.67
Loans, net of unearned	1,954,517	1,885,122	1,828,637	1,770,135	1,721,426	1,689,106	13.54	1,920,011	1,705,355	12.59
Intangibles	97,697	98,094	98,554	98,955	99,359	99,854	(1.67)	97,894	99,649	(1.76)

Non-interest bearing deposits	257,273	$258,071	$260,823	$269,051	$258,886	$256,548	(0.62)	$258,845	$257,740	0.43
Interest bearing deposits	1,951,730	1,899,474	1,780,128	1,732,532	1,733,865	1,689,671	12.57	1,925,746	1,711,890	12.49
Total deposits	2,209,003	2,157,545	2,040,951	2,001,583	1,992,751	1,946,219	10.85	2,184,591	1,969,630	10.91
Other borrowings	201,743	212,762	241,642	239,295	225,201	245,093	(10.42)	207,222	235,092	(11.85)
Shareholders’ equity	291,864	255,470	255,494	245,946	241,841	239,771	20.68	273,787	240,912	13.65

Asset quality data
Nonaccrual loans	$5,905	$6,368	$7,821	$6,264	$5,978	$2,509	(1.22)	$5,905	$5,978	(1.22)
Loans 90 past due or more	1,648	3,913	3,467	1,798	1,745	1,546	(5.56)	1,648	1,745	(5.56)

Non-performing loans	7,553	10,281	11,288	8,062	7,723	4,055	(2.20)	7,553	7,723	(2.20)
Other real estate owned and repossessions	2,309	2,897	4,579	3,502	3,697	3,922	(37.54)	2,309	3,697	(37.54)

Non-performing assets	$9,862	$13,178	$15,867	$11,564	$11,420	$7,977	(13.64)	$9,862	$11,420	(13.64)

Net loan charge-offs (recoveries)	$277	$202	$566	$590	$(877)	$958	(131.58)	$479	$81	491.36
Allowance for loan losses	20,605	20,082	19,534	19,300	18,990	18,473	8.50	20,605	18,990	8.50

Non-performing loans / total loans	0.38%	0.54%	0.62%	0.46%	0.45%	0.24%		0.38%	0.45%
Non-performing assets / total assets	0.35%	0.48%	0.61%	0.46%	0.46%	0.32%		0.35%	0.46%
Allowance for loan losses / total loans	1.04%	1.06%	1.07%	1.10%	1.10%	1.11%		1.04%	1.10%
Allowance for loan losses / non-performing loans	272.81%	195.33%	173.05%	239.39%	245.89%	455.56%		272.81%	245.89%
Annualized net loan charge-offs / average loans	0.06%	0.04%	0.12%	0.13%	-0.20%	0.23%		0.05%	0.01%

Balances at period end
Total assets	$2,791,295	$2,754,930	$2,611,356	$2,530,892	$2,503,333	$2,509,220		$2,791,295	$2,503,333	11.50
Earning assets	2,494,569	2,460,185	2,315,431	2,245,428	2,208,320	2,205,706		2,494,569	2,208,320	12.96
Securities	460,606	462,588	428,065	438,287	434,567	429,169		460,606	434,567	5.99
Mortgage loans held for sale	38,048	29,098	38,672	32,134	36,519	34,099		38,048	36,519	4.19
Loans, net of unearned	1,977,941	1,889,799	1,826,762	1,761,842	1,729,861	1,664,479		1,977,941	1,729,861	14.34
Intangibles	97,286	97,902	98,296	98,760	99,159	99,575		97,286	99,159	(1.89)

Non-interest bearing deposits	$274,336	$273,726	$271,237	$257,764	$272,686	$272,672		$274,336	$272,686	0.61
Interest bearing deposits	1,949,018	1,991,620	1,837,728	1,727,650	1,710,780	1,759,073		1,949,018	1,710,780	13.93
Total deposits	2,223,354	2,265,346	2,108,965	1,985,414	1,983,466	2,031,745		2,223,354	1,983,466	12.09
Other borrowings	218,045	200,764	216,423	264,983	252,671	214,054		218,045	252,671	(13.70)
Shareholders’ equity	316,634	258,566	252,704	250,622	241,043	239,418		316,634	241,043	31.36

Market value per common share	$22.74	$24.68	$30.63	$28.07	$26.90	$24.63		$22.74	$26.90	(15.46)
Book value per common share	17.25	16.62	16.27	16.14	15.53	15.45		17.25	15.53	11.07
Tangible book value per common share	11.95	10.33	9.94	9.78	9.14	9.02		11.95	9.14	30.72
Shareholders’ equity to assets (actual)	11.34%	9.39%	9.68%	9.90%	9.63%	9.54%		11.34%	9.63%
Tangible capital ratio	8.14%	6.05%	6.14%	6.24%	5.90%	5.80%		8.14%	5.90%
Leverage ratio	11.02%	8.85%	8.60%	8.79%	8.67%	8.59%		11.02%	8.67%

Detail of Loans by Category
Commercial, financial, agricultural	$265,062	$243,274	$236,741	$231,361	$230,890	$206,914		$265,062	$230,890	14.80
Lease financing	3,409	3,833	4,234	4,617	5,284	6,548		3,409	5,284	(35.48)
Real estate—construction	247,241	231,311	242,669	234,667	229,969	196,228		247,241	229,969	7.51
Real estate—1-4 family mortgages	669,557	654,604	636,060	614,143	593,174	578,931		669,557	593,174	12.88
Real estate—commercial mortgages	715,408	676,015	629,354	599,314	594,121	595,589		715,408	594,121	20.41
Installment loans to individuals	77,264	80,762	77,704	77,740	76,423	80,269		77,264	76,423	1.10

Loans, net of unearned	$1,977,941	$1,889,799	$1,826,762	$1,761,842	$1,729,861	$1,664,479		$1,977,941	$1,729,861	14.34

*	Percent variance not meaningful

Share and per share amounts have been restated to reflect the three-for-two stock split issued August 28, 2006